UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
HALCYON JETS HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Common Sock

	(2)	Aggregate number of securities to which transaction applies:

274,000,000

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$.015

	(4)	Proposed maximum aggregate value of transaction:

$4,810,000

	(5)	Total fee paid:

$268.40

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

HALCYON JETS HOLDINGS, INC.
336 West 37th Street,
Eighth Floor
New York, New York 10018

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of shares of common stock, par value $0.01 per share, of record at the close of business on ____________, 2009 of Halcyon Jets Holdings, Inc., a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to our shareholders on or about _____________, 2009.

The corporate actions consist of the following:

1.
The approval of  an agreement to acquire all of the shares of Alliance Network Communications, Inc. from the shareholders of Alliance in consideration of issuing 274,000,000 shares of Halcyon common stock to such shareholders.

2.
The approval of an agreement to sell the shares of our Halcyon Jets, Inc. subsidiary to a company owned by our Chief Executive Officer for $100,000 plus the cancellation of a $600,000 payment due to him.

3.	The approval of a reverse stock split of our outstanding shares of common stock; and

4.	The approval of the change of our name to Alliance Network Communications Holdings, Inc.

ONLY THE SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON ____________, 2009 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THESE ACTIONS. THREE SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THESE MATTERS HAVE DELIVERED WRITTEN CONSENTS TO APPROVE THEM.  THESE APPROVALS ARE EFFECTIVE UPON THE MAILING OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS

New York, New York	By:	/s/ Gregory D. Cohen
____________, 2009		Gregory D. Cohen
Chief Executive Officer

TABLE OF CONTENTS

Page No.
ABOUT THE INFORMATION STATEMENT	4
What Is the Purpose of the Information Statement?	4
Who Is Entitled to Notice?	4
What Matters Did the Consenting Shareholders Approve?	5
What Actions Did the Board of Directors Take?	5
What Vote Is Required to Approve Each Proposal?	5
FORWARD-LOOKING STATEMENTS	5
INFORMATION ON THE CONSENTING SHAREHOLDERS	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	7
Introduction	9
PROPOSAL 1 – APPROVAL OF THE ACQUISITION OF ALLIANCE NETWORK COMMUNICATIONS, INC. TO HALCYON JETS ACQUISITION GROUP, LLC	11
Background of the Transactions	11
Reasons for the Transactions	11
Recommendation of the Board of Directors	12
Terms of the Transaction	12
Additional Events	13
Business of Alliance Networks Communications, Inc.	14
PROPOSAL 2 – APPROVAL OF THE SALE OF HALCYON JETS, INC.	16

PROPOSAL 3 – REVERSE STOCK SPLIT	17
Reasons for the Reverse Stock Split
Effects of the Reverse Stock Split	17
Effective Date	18
Fractional Shares
Exchange of Stock Certificates	18
Accounting Consequences	18
No Appraisal Rights	18
Material U.S. Federal Income Tax Considerations	19

PROPOSAL 4 – AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF HALCYON JETS HOLDINGS, INC	20
General Proposals by Stockholders	20
Delivery of Documents to Stockholders Sharing an Address	20
APPENDIX A - Share Exchange Agreement by and among Halcyon Jets Holdings, Inc. and the Shareholders of Alliance Network Communications, Inc. dated as of July 1, 2009	A-1
APPENDIX B - Stock Purchase Agreement among Halcyon Jets Holdings, Inc., Halcyon Jets, Inc. and Halcyon Jets Acquisition Group, LLC, dated July 1, 2009	B-1
APPENDIX C - Certificate of Amendment to the Certificate of Incorporation of Halcyon Jets Holdings, Inc.	C-1
APPENDIX D - Alliance Networks Communications Holdings, Inc and Subsidiary	D-1
Pro Forma Unaudited Financial Statments
APPENDIX D - Alliance Networks Communications, Inc Financial Statments- May 31, 2009	E-1

HALCYON JETS HOLDINGS, INC.

336 West 37th Street

Eighth Floor

New York, New York 10018

__________________

INFORMATION STATEMENT

___________________

This Information Statement contains information related to certain corporate actions of Halcyon Jets Holdings, Inc., a Delaware corporation, and is expected to be mailed on or about ______________, 2009 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.01 per share and the sole holder of Series A Preferred Stock, par value $0.01 per share, of record at the close of business on ___________, 2009.

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify our shareholders, as of the close of business on ________________, 2009 (the “Record Date”), of four corporate actions taken pursuant to the written consent of three shareholders, referred to as the consenting shareholders. Specifically, the consenting shareholders have approved the following proposals: (i) the approval of the acquisition of all of the outstanding shares of Alliance Network Communications, Inc. in consideration of the issuance of 274,000,000 shares of the Company’s common stock; (ii) the sale of Halcyon Jets, Inc. to a company owned by our Chief Executive Officer for $100,000 plus the cancellation of a $600,000 payment due to him; (iii) a one-for-fifteen reverse stock split of our outstanding shares of common stock; and (iv) an amendment of our Certificate of Incorporation to change the name of Halcyon Jets Holdings, Inc. to Alliance Network Communications Holdings, Inc.  The  shareholders hold shares of Common Stock and shares of Series A Preferred and are entitled to cast a number of votes equal to 50.3 % of the total voting capital stock on all matters submitted to the shareholders for approval, including the matters set forth in this Information Statement.

Who Is Entitled to Notice?

All holders of shares of Common Stock and Series A Preferred of record on the close of business on the record date are entitled to notice of each matter approved by the majority shareholders. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because the majority shareholders are entitled to cast a number of shares equal to 50.3% of the total voting stock of the Company, no action by any other shareholders in connection with the proposals is required.

What Matters Did the Consenting Shareholders Approve?

The consenting shareholders, who hold 50.3 % of the total voting capital stock of the Company, hold a majority of the total voting capital stock required to vote on each matter. They have consented to the following matters:

•   For the approval of the acquisition of the outstanding shares of Alliance Network Communications, Inc. in consideration of the issuance to the shareholders of Alliance of 274,000,000 of our common stock;

•   For the approval of the sale of Halcyon Jets, Inc. to a company owned by our Chief Executive Officer for $100,000 plus the cancellation of a $600,000 payment due to him;

•   For the approval of a one-for-fifteen reverse split of our outstanding common stock; and

•   For the approval to amend the Certificate of Incorporation of the Company to change its name to Alliance Network Communications Holdings, Inc.

What Actions Did the Board Of Directors Take?

The Board of Directors has approved each item in this Information Statement.

What Vote Is Required to Approve Each Proposal?

Each proposal required the approval of a majority of the outstanding shares of our common stock and preferred stock entitled to vote, voting as a single class.

FORWARD-LOOKING STATEMENTS

Statements in this information statement that are not historical facts constitute forward-looking statements, which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential’’ or ‘‘continue’’ or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this information statement to conform these statements to actual results.

INFORMATION ON THE CONSENTING SHAREHOLDERS

A vote by the holders of at least a majority of our total voting capital stock is required to effect each of the actions described in this Information Statement. Each share of Common Stock is entitled to one (1) vote, and each share of Series A Preferred stock is entitled to one thousand (1,000) votes.

As of the Record Date, we had 25,646,667 shares of Common Stock and 21,000 shares of Series A Preferred issued and outstanding. Therefore, a majority of the 46,646,667 total votes represented by the outstanding shares of voting stock shares of capital stock of the Company is required to pass the shareholder resolution for this action.

Three shareholders who hold shares of Common Stock and Series A Preferred have consented to the proposals, and the number of shares of Common Stock and Series A Preferred within his voting control as of the Record Date is listed below. The following shareholders hold 50.3 % of the shares of voting capital stock and accordingly, have sufficient shares to approve each matter:

Name	Number of Common Shares Entitled to Vote	Number of Series A Preferred Shares Held (2)	Total Number of Shares of Votes	Percentage of Total Voting Capital Stock(1)

Jonathan Gilbert	850,000	21,000	21,850,000	46.8
BTAS Corp.	1,250,000	-	1,250,000	2.7
SPMORT Corp.	375,000	-	375,000	.8
——————
(1)
Applicable percentage of total voting stock is based on 25,646,667 shares of Common Stock issued and outstanding on June 30, 2009 plus 21,000 shares of Series A Preferred, all of which are held by Mr. Gilbert and are entitled to 21,000,000 votes.

(2)
Holders of Series A Preferred shall vote together with holders of common stock and not as a separate class, and each share of Series A Preferred is entitled to cast a number of votes equal to 1,000,000 shares of common stock for voting purposes.

We have determined the number of shares beneficially owned by each stockholder under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after June 30, 2009 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners And Management and Related Stockholder Matters

The following table is based on 25,646,667 shares of Common Stock issued and outstanding on June 30, 2009 plus 21,000,000 equivalent voting rights applicable to issued and outstanding 21,000 shares of Series A Preferred and sets forth based upon our knowledge of securities issued by us, certain information regarding the ownership of our common stock, by (i) each person or entity who, to our knowledge, owns more than 5% of our voting power; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock. The address of each of the stockholders listed below except as noted is c/o Halcyon Jets Holdings, Inc., 336 West 37th Street, Suite 800, New York, New York 10018.

Name of Beneficial Owner	Number of Equivalent Shares Beneficially Owned (1)		Voting Power (%)
Executive Officers and Directors:
Gregory D. Cohen (2)	2,875,000	(3)	5.93
Jonathan Gilbert	21,950,000	(4)	46.96
Andrew Drykerman	300,000	(5)	*
Craig Spitzer	150,000	(5)	*
Jan Chason	125,000	(6)	*
Justin Fries	85,000	(7)	*
Gregory Giannone	-
Shlomo Piontkowski	75,000	(5)	*
All executive officers and directors as a group (8 persons)	25,560,000	(8)	52.38

*   Represents less than 1%

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

(2)	Gregory D. Cohen, as managing partner, has voting control over the shares beneficially owned by Philabelle Consulting Corp.

(3)	Includes options and warrants to purchase 1,830,000 shares of our common stock that are currently exercisable held by Philabelle Consulting Corp.

(4)	Includes options to purchase 100,000 shares of our common stock that are currently exercisable

(5)	Includes options to purchase 50,000 shares of our common stock that are currently exercisable.

(6)	Includes options to purchase 25,000 shares of our common stock that are currently exercisable.

(7)
Includes 10,000 shares of common stock owned by Garber Atlas Fries and Associates, Inc., an entity of which Mr. Fries is a principal. Includes options to purchase 50,000 shares of our common stock that are currently exercisable.

(8)	Includes options to purchase an aggregate of 2,155,000 shares of our common stock that are currently exercisable.

INTRODUCTION

This Information Statement relates to a two-step transaction in which the Company will acquire Alliance Network Communications, Inc. and dispose of its interest in Halcyon Jets, Inc.  The shareholders of Alliance will contribute all of their shares in Alliance, representing 100 % of its outstanding shares, to us in consideration of the issuance to them of 274,000,000 shares of common stock in the aggregate.  These shares will represent approximately 91.4 % of our outstanding shares of common stock at the time they are issued.

The second transaction represents the purchase by Halcyon Jets Acquisition Group, LLC of all of our shares of Halcyon Jets, Inc.  HJAG is wholly owned by Gregory D. Cohen, our Chief Executive Officer, who will be resigning as an officer and director of the Company, as well as consultant , as part of this transaction.  Mr. Cohen has agreed to indemnify the Company against any liabilities relating to Halcyon Jets, Inc.  He has also agreed to forego a payment due to him upon the change of control of the Company in the amount of $600,000.

Questions and Answers about the Transactions.

Q:           What will happen to Halcyon as a result of the transactions?

A:
If the transactions are completed, the Company will continue to exist under the name Alliance Network Communications Holdings, Inc. and will operate the business of Alliance, described elsewhere in this Information Statement.  The Company will no longer be engaged in the private aviation business if the transactions are completed.

Q:	What will happen to my shares of Halcyon common stock after the transactions?

A:
You will continue to own your shares, although as a result of the one-for-fifteen reverse stock split, you will own one share for every fifteen shares that you owned prior to the transactions.  The percentage represented by your shares will be 8.6 % of whatever your percentage is currently.

Q:	How will options to purchase Halcyon common stock be treated in these transactions?

A:
Each option to purchase Halcyon common stock that remains outstanding and unexercised at the completion of the transactions, whether vested or unvested, will remain outstanding.  However, any such option or warrant will apply to one-fifteenth the number originally applicable, and the exercise price per share will be fifteen times greater than prior to the reverse stock split.

Q:	Will these transactions result in any tax event for me?

A:	No. There is no income tax event as a result of these transactions for the shareholders of Halcyon.

Q:	Did our Board of Directors recommend the transactions and other items referred to in this Information Statement?

A:	Our Board of Directors unanimously approved the transaction to acquire Alliance, the transaction to sell Halcyon Jets, the reverse stock split and the change of the Company’s name.

Q:	What vote of the stockholders is required to approve the matters referred to in this Information Statement?

A:
A majority of the outstanding shares of common stock and Series A Preferred stock (each of which are entitled to vote at a rate equivalent to 1,000 shares of common stock) is necessary to approve these transactions.  Three shareholders owning 50.3 % of the outstanding votes have approved each of the four proposals in this Information Statement, and a vote will not be conducted that is open to each of the shareholders.  Pursuant to regulations adopted by the Securities and Exchange Commission, we are notifying all of our shareholders of these events, none of which will take effect until 20 days after the mailing of this Information Statement to our shareholders.

Q:	Am I entitled to appraisal rights?

A:	No. Under Delaware law, the transactions contemplated by this Information Statement do not trigger appraisal rights on the part of the shareholders of Halcyon.

Q:	When do you expect the transactions to be completed?

A:	The transactions referred to in this Information Statement are expected to be completed approximately 20 days following the mailing date of this Information Statement to you.

Q:	Who should I call if I have questions or want additional copies of documents?

A:	If you have any questions about the transactions referred to in this Information Statement, you should call Jan E. Chason at (212) 616-5369.

PROPOSAL 1 - APPROVAL OF THE ACQUISITION OF ALLIANCE NETWORK COMMUNICATIONS, INC.

The discussion under Proposal 1 and Proposal 2 of this Information Statement summarizes the material terms of the transactions pursuant to which the Company will acquire Alliance and dispose of the Halcyon private aviation business.  Although we believe that this description covers the material terms of the transactions, this summary may not contain all of the information that is important to you.  We encourage you to read this Information Statement and the transaction agreements attached as Appendices A and B carefully for a more complete understanding of the transactions.

Background of the Transactions

Beginning in December 2008, our Board of Directors began considering strategies to replace the private aviation business as the main focus of the Company as a result of the increased turmoil in the financial markets and the depressed economy which negatively impacted this business.  The Board determined that the cost of the private aviation business remaining a public reporting company was prohibitive in light of the historical anticipated levels of revenue and profit associated with the private aviation brokerage business.  In April 2009, the Company was approached by the principals of Alliance concerning the possibility of effecting a “reverse merger” transaction pursuant to which the Alliance business would become part of a public reporting company.  Following negotiations, the outline of a transaction was negotiated and, following extensive review by the Board of Directors, the Board, approved, on June 19, 2009 with Mr. Cohen abstaining, the execution,delivery and performance of the Share Exchange Agreement and the Stock Purchase Agreement. The first agreement attached as Appendix A involves the acquisition of all the shares of Alliance and is discussed in this Proposal 1 and is attached as Appendix A.  The other, simultaneous, transaction is the sale of Halcyon Jets, Inc. to Halcyon Jets Acquisition Group, LLC. discussed in Proposal 2 to this Information Statement and is attached as Appendix B.

Reasons for the Transactions

In the course of reaching its unanimous decision to approve the Share Exchange Agreement and to recommend that our shareholders vote to adopt the Share Exchange Agreement, our Board of Directors consulted with our senior management, financial advisors and legal counsel, and considered a number of potentially positive factors in its deliberations including, but not limited to, the following:

•	the belief that in order to maximize value for our shareholders, we would need to either expand our business volume dramatically or acquire another business;

•
current and projected challenging economic and market conditions, including the significant risks and uncertainties that these conditions presented for us, and the increased risk that these challenging conditions could cause instability in the near and medium term for our private aviation brokerage business;

•	in view of the current economic and market conditions, the substantial uncertainty regarding our financial results during the 2010 fiscal year;

•
the fact that the proposed structure of the transaction enabled our shareholders to participate in the future performance of Alliance, although they would not share in the future performance of the private aviation brokerage business to be conducted by the new Halcyon; and

•	the fact that the proposed transaction did not include any financing contingencies, which could have been difficult to satisfy in the current economic and financial markets.

Recommendation of the Board of Directors

Our Board of Directors, with Mr. Cohen abstaining, unanimously approved the Share Exchange Agreement and the transactions contemplated thereby.  The Board of Directors determined that it was advisable, fair to and in the best with Mr. Cohen abstaining,,  interests of our shareholders that we enter into the Share Exchange Agreement and consummate the share exchange on the terms and subject to the conditions set forth in the Share Exchange Agreement. The Board also directed that the Share Exchange Agreement be submitted to a vote for adoption by our stockholders.  The Board of Directors did not retain a financial advisor with respect to this transaction, and has not obtained a fairness opinion from any independent third party.

Terms of the Transaction

The Share Exchange Agreement provides that the shareholders of Alliance will transfer to the Company the legal and beneficial ownership of all such shares.  As a result, Alliance will become a wholly owned subsidiary of Halcyon Jets Holdings, Inc., which will change its name to Alliance Network Communications Holdings, Inc.

In consideration of that contribution, we will issue to those shareholders 274,000,000 shares of our common stock (before giving effect to the one-for-fifteen reverse split referred to in Proposal 3 of this Information Statement).  These shares will represent approximately 91.4 % of our issued and outstanding common stock, and our current shareholders will own 8.6 % of the outstanding shares as a result.

Pursuant to the Share Exchange Agreement, the shareholders of Alliance made certain representations to the Company and have indemnified the Company against any reach of those representations.

Additional Events

Pursuant to the Share Exchange Agreement, all of the existing officers and directors of the Company will resign at the closing, and the following individuals will become the directors and officers of the Company going forward.

Boris Rubizhevsky	Director, Chairman and Chief Executive Officer
Winston (“Buzz”) Willis	Director
Paul Lisak	Director

Boris Rubizhevsky has over thirty years of business experience ranging from corporate management and mergers and acquisitions, to business development, sales and marketing.  He has held several Board of Director positions.  Most recently, Mr. Rubizhevsky founded NexGen Security Corporation, a consulting firm specializing in homeland security, biological and environmental products and technologies. He actively works with firms in Germany and the former Soviet Union on the development of new technologies for homeland security and life science applications.

Prior to this, in 1992 Mr. Rubizhevsky co-founded Isonics Corporation (NASDAQ: ISON), a diversified international company with offices in the United States, Germany and Russia and businesses in life science, semi-conductor wafer services and homeland security products.  Mr. Rubizhevsky was with Isonics for fifteen years, playing a key role in its growth and development. He originally started the company to pursue life science opportunities based on products developed by the Russian nuclear industry. He identified expansion opportunities, leveraging Isonics’ technology and expertise into homeland security and biotech applications as well as identifying capital funding sources, including the company’s initial public offering and follow-on secondary equity and debt offerings.

Before founding Isonics, Mr. Rubizhevsky spent more than ten years with General Electric Company in a number of international sales and marketing managerial positions. These positions were based both in the US and abroad. Mr. Rubizhevsky holds a B.S. degree in engineering from the Stevens Institute of Technology.  He is fluent in the Russian language and culture.

Winston “Buzz” Willis, who served as CEO of All Access Entertainment Management Group, Inc., a subsidiary of Paradise Music & Entertainment, Inc., is acknowledged as a true pioneer and marketing innovator in the music industry.  After graduating from Case Western Reserve University in Cleveland, OH, Buzz’s music industry career enjoyed significant growth from its humble beginning as a local promoter for MGM Records.  From there, he joined the staff of RCA Records and signed several artists who went on to record gold and platinum records.  He holds the distinction of being the youngest Vice President at RCA and was the founder of the Black Music Division of RCA Records where, under his guidance, the careers of Jose Feliciano and the Main Ingredient were nurtured.  From the late 1970s to the early 1980s, he served as Senior V.P. of American operations of Phillips Electronics Corp. (parent of Polydor/Polygram Records).  At Phillips, Buzz was instrumental in the acquisition of the Mercury and Verve labels.  A true trailblazer, Buzz accepted the position of CEO of CTI Records.  Here, he propelled the career of jazz greats such as George Benson and Esther Phillips, and was personally responsible for the industry’s first platinum jazz album,   ‘Mr. Magic’ by Grover Washington, Jr.  He introduced the concept of marketing black artists, such as Kool & The Gang, Sister Sledge and Alexander O’Neal, to mainstream audiences and treating them similarly to white artists.  In 1996, Buzz launched One World Entertainment in partnership with The Sanctuary Group, which provided services such as artist management, tour direction, record production and concert tour promotion.  Buzz is a member of the R&B Hall of Fame.

Paul Lisak, M.S., R.E.H.S retired in 2002 as Los Angeles County’s Hazardous Materials Control Manager, and from over 30 years service devoted to the administration and management of public health, and management of hundreds of millions of dollars in public funds. Mr. Lisak was promoted to the aforementioned position in 1994, only after serving 10 years in LA County’s Hazardous Waste/Materials Division’s as a supervisor and industrial hygienist. Previous to that, in 1980, he had been promoted to Administrator of LA County’s Public Health Labs, testing for communicable diseases and associated environmental chemical and toxic analyses.  Mr. Lisak began his environmental science-related career in Minnesota, as a Registered Environmental Scientist in 1970, then moving on to LA County as an Industrial Waste Inspector, solving issues within local water and landfill contamination. The year 1973 brought Paul to LA County’s Health Department once again, but this time in the Health Department where he trained over 200 health workers, as Staff Developer. Mr. Lisak moved to Hospital Quality Assurance within the same health department in 1976, and onward to Program Manager for the Public Health Pharmacy, producing methadone for all of LA County, and overseeing the distribution of pharmaceuticals, countywide.  Paul worked with the USAID and Embassy Program in Indonesia; writing and implementing an environmental health curricula and aiding in the construction of 12 schools devoted to the country’s improvement of environmental health and welfare.  Mr. Lisak, a 6-year US Marine Corps Reservist, achieved one Bachelor’s Degree in Biology, with a minor in Chemistry, and another, majoring in Environmental Science, from Indiana State University. He holds his Master’s Degree in Environmental Science and Occupational Health from California State University at Northridge.

Business of Alliance Networks Communications, Inc.

Overview

Alliance Networks Communications, Inc. is an integrated company that researches, designs, manufactures, markets and distributes a number of generic and custom application electrical surge protection devices. The primary product focus is electrical surge limiting terminals that combine easy field line installation with protection from transient voltage, lightning, induction or electronic discharge.

The Company’s ability to quickly research, design, and produce specialty products, has allowed Alliance to develop a market niche supplying both generic and custom built products to a number of industry players in both Canada and the US. The North American market for the copper wire products that Alliance Networks currently manufactures is growing annually at a rate of approximately 5%. With the introduction of new technologies such as HDSL and ADSL this market is expected to grow more rapidly.

The Telecommunication Industry

The telecommunication infrastructure is a series of networks that rely on sophisticated switches and relays that are sensitive to fluctuations in voltage and current caused by transient voltage, lightning, induction, electrical discharge or other electrical hazards. Preventing these hazards from harming people, damaging expensive equipment, and causing system downtime requires the installation of proven, quality protection products throughout the network.

The significant increase in traffic (voice, data and internet) using this communication network has resulted in higher capacity fiber optic cables replacing traditional cables in the last 10 years. Fiber is expensive to install and has been used primarily for major network conduits. The “last mile” connection to a business or household is still based on copper wire technology. This situation has enticed software developers and equipment manufacturers to develop products that can handle the high traffic volumes utilizing the copper wire infrastructure.

These new products have revitalized copper wire communications and will continue to support this infrastructure. These new products however are more sensitive to voltage fluctuations than the traditional telephone. This has reinforced the need for proven, quality electrical primary surge protection equipment. It has also created a market for secondary surge protection equipment designed to protect the new equipment from lower electrical current fluctuations.

TMI Transformers, Inc. is Alliance’s initial rollout customer for its Modular AC Protection Products. TMI currently manufactures high quality transformer and telecom products.  With the introduction last year of high bandwidth connectivity devices, they have been able to branch out into what would be defined as the “Customer Premise” side of the telecommunications infrastructure.  Starbridge (a supplier of next generation modems), has engaged the services of TMI to supply a patentable protecting device {to be designed and assembled by Alliance} for the customer premises or basically for the home owner (end user).

At present, Alliance estimates that within a year to 18 months we will be able to deploy up to eight million of these devices to provide over-voltage current/ limiting protection for sensitive communication systems requiring high speed modems. The target market initially for Starbridge will be the homeowner through customers known as CLEC’s (competitive local exchange carriers) or independent telephone companies.

Phase two of the marketing plan will be to introduce this family of products into the larger ISP (Internet Service Providers) telephone companies. The concept for this product has been introduced to Verizon and QWEST, with favorable results to date. To put things in perspective, virtually every residence in the USA & Canada will at some point require a multi service “protected modem”, whether it is for recreational purposes or to run a business at home.

A “fast reacting” device is required now by end users purchasing internet or CATV signal from these larger RBOC’s (regional bell operating companies). Revenues, conservatively from this product line over a three period are expected to exceed to $20.4 million in North America alone.

Although initially designed to be deployed in the North American market, this device (with modifications to fit the network) also has potential for the European marketplace as well, through BT (British Telecom) as well as other smaller service providers.

PROPOSAL 2 - SALE OF HALCYON JETS, INC. TO HALCYON JETS ACQUISITON GROUP, LLC

We entered into a Stock Purchase Agreement with Halcyon Jets Acquisition Group, LLC, a company owned by our Chief Executive Officer, Gregory D. Cohen, to sell Halcyon Jets to HJAG.  The purchase price will be $100,000, payable pursuant to HJAG’s 10-year promissory note bearing interest at the rate of 2% per year.  The note will be unsecured and there will be no guaranties issued with respect to the note.  Mr. Cohen has agreed to indemnify us with respect to any claims against Halcyon Jets, including pending litigation.

Pursuant to Mr. Cohen’s consulting agreement, as a result of the transactions referred to in this Information Statement, he is entitled to a change of control payment equal to $600,000.  As additional consideration for the purchase of Halcyon Jets, Mr. Cohen has agreed to release us from our obligation to make that payment.  A copy of the Stock Purchase Agreement between us and HJAG is attached to this Information Statement as Appendix B.

Our Board of Directors, with Mr. Cohen abstaining, unanimously approved the Stock Purchase Agreement and the transactions contemplated thereby.  The Board of Directors determined that it was advisable, fair to and in the best interests of our shareholders that we enter into the Stock Purchase Agreement and consummate the share exchange on the terms and subject to the conditions set forth in the Stock Purchase Agreement.  The Board also directed that the Stock Purchase Agreement be submitted to a vote for adoption by our stockholders.  The Board of Directors did not retain a financial advisor with respect to this transaction, and has not obtained a fairness opinion from any independent third party.

PROPOSAL 3 - REVERSE STOCK SPLIT

The Board of Directors of the Company unanimously approved an amendment to our certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio of one-for-fifteen (15). The text of the form of amendment to our certificate of incorporation is attached to this information statement as Appendix C. In addition, the Board recommended approval of the reverse stock split and determined that effecting such a reverse split is in the best interests of the Company, and the consenting shareholders approved the reverse stock split. The reverse stock split will become effective at 5:00 p.m. Eastern Standard time on the day of the filing of the amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware, which will not occur before the date that is twenty (20) days from the date of the mailing of this Information Statement.

As a result of the one-for-fifteen reverse stock split, each fifteen shares of outstanding common stock will be exchanged for one new share of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, we are authorized to issue up to a total of 300,000,000 shares of common stock. This reverse stock split will not change the number of total authorized shares of our capital stock. In addition to the 25,646,667 shares of common stock issued and outstanding on June 30, 2009, the Board must reserve up to approximately 8,365,000 shares of common stock which may be issued upon the exercise of warrants, options or rights, including options and rights granted under our stock option and incentive plans. Except with respect to the shares of common stock issuable upon the exercise, at the option of the holder, of any options or warrants, at present the Board has no other commitment to issue additional shares of common stock.

Reasons ForThe Reverse Stock Split.  The Board believes that the increased market price of the common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of the common stock and will encourage interest and trading in the common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the reverse split given the reduced number of shares that would be outstanding after the reverse stock split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that the reverse stock split is advisable and in the best interests of the Company. Such determination was based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock.

Effects of The Reverse Stock Split. After the effective date of the reverse stock split, each stockholder will own a reduced number of shares of the common stock. However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests, except to the extent that the reverse split results in any of the stockholders owning a fractional share as described below. Proportionate voting rights in a reverse stock split (other than as a result of rounding up to the nearest whole share in lieu of fractional shares). For example, a holder of 2% of the voting power immediately prior to the reverse stock split would continue to hold 2% of the voting power immediately after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split. The approximate number of shares of our common stock that will be outstanding as a result of the reverse stock split  without accounting for fractional shares which will be rounded up to the nearest whole share, will be 19,976,445.

Approximately 9,915,000 shares (before giving effect to the reverse stock split) will be reserved for issuance pursuant to the outstanding options and warrants and for future issuances under our equity incentive plans. Although the reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in us (subject to the treatment of fractional shares), the number of authorized shares of common stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws. We currently do not have any plans to issue additional shares of common stock, other than upon exercise of outstanding options and warrants.  Under the terms of the outstanding stock options and warrants the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise or conversion of such stock options and warrants in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise or conversion price of such outstanding stock options and warrants. None of the rights currently accruing to holders of our common stock, options and warrants would be affected by the reverse stock split. The reverse stock split will increase the number of stockholders who own "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the common stock under the Exchange Act. Following the reverse stock split, the common stock will continue to be quoted on the OTCBB.

As a result of the common stock reverse spilt, the voting rights of the Preferred Stock Series A will be adjusted to reflect the one for fifteen reverse split and therefore each share of the outstanding Preferred Stock will have voting rights equivalent to 67 common shares.

Effective Date.  The reverse stock split will become effective as of 5:00 p.m. Eastern Standard time on the date of filing of a certificate of amendment to our certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio.

Fractional Shares. Our transfer agent may act as exchange agent for purposes of implementing the exchange of stock certificates. Such person is referred to as the "exchange agent." No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive an additional share by rounding up to the nearest whole number of shares.

Exchange of Stock Certificates.  After the effective date of the reverse stock split, holders of pre-reverse split shares may surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s). Stockholders should not destroy any stock certificate which after the reverse stock split will represent that number of shares into which the shares represented by the old certificate have combined and converted. Stockholders who would like to exchange their old certificates for new certificates should contact our transfer agent, Action Stock Transfer Corp., 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121, Attention Ms. Justeene Blankenship, telephone: (801) 274-1088.

Accounting Consequences.  The par value per share of common stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced proportionally, based on the one-to-five exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights.  Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the amendment to our certificate of incorporation to effect the reverse split and the Company will not independently provide the stockholders with any such right.

Material U.S. Federal Income Tax Considerations of The Reverse Stock Split. The following is a summary of material U.S. federal income tax considerations of the reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, constructive sale or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws (including other U.S. federal tax laws). Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER OWN SITUATION AND THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code and is not part of a plan to increase periodically a stockholder’s proportionate interest in the assets or earnings and profits of the Company. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor, and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged therefor. No gain or loss will be recognized by us as a result of the reverse stock split.

As soon as practicable following the Reverse Stock Split, the Company will provide a transmittal form that each stockholder of record on the effective date of the Reverse Stock Split should use to transmit certificates representing shares of Common Stock to the Transfer Agent for exchange or transfer. The transmittal form contains instructions for the surrender of pre-Reverse Stock Split certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split certificates.  No new certificates will be issued to a stockholder until such stockholder has surrendered its pre-Reverse Stock Split certificates together with a properly completed and executed transmittal form to the Transfer Agent.

Upon proper completion and execution of the transmittal form and its return to the Transfer Agent together with a stockholder’s pre-Reverse Stock Split certificates and/or an affidavit of loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of Common Stock, pre-Reverse Stock Split, into which the shares of Common Stock represented by the pre-Reverse Stock Split certificates are being converted as a result of the Reverse Stock Split. Until surrendered to the Transfer Agent, pre-Reverse Stock Split certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of Common Stock, post-Reverse Stock Split, to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their pre-Reverse Stock Split certificates to the Transfer Agent until after receiving instructions from the Transfer Agent following the Reverse Stock Split. Shares of Common Stock, pre-Reverse Stock Split, surrendered after the Reverse Stock Split will be replaced by certificates representing shares of Common Stock, post-Reverse Stock Split, as soon as practicable after such surrender. The Company shall bear all expenses of the exchange and issuance of new certificates.

Certificates representing shares of Common Stock, pre-Reverse Stock Split, that contain a restrictive legend will be exchanged for Common Stock, post-Reverse Stock Split, with the same restrictive legend.  As applicable, the time period during which a stockholder has held the Common Stock, pre-Reverse Stock Split, will be included in the time period during which such stockholder actually holds the Common Stock, post-Reverse Stock Split, received for the purposes of determining the term of the restrictive period applicable to the Common Stock, post-Reverse Stock Split.

The Company believes that the federal income tax consequences of the Reverse Stock Split to holders of Common Stock will be as follows:

(i)	Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares;

(ii)	Except as explained in (v) below, the tax basis of the new post-split shares will equal the tax basis of the old pre-split shares exchanged therefore;

(iii)	Except as explained in (v) below, the holding period of the new post-split shares will include the holding period of the old pre-split shares if such old pre-split shares were held as capital assets;

(iv)	The conversion of the old pre-split shares into the new post-split shares will produce no taxable income or gain or loss to the Company;

(v)
The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

PROPOSAL 4 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO

CHANGE THE NAME OF HALCYON JETS HOLDINGS, INC.

In order to reflect the name of the new business to be operated by the Company, and given that the Company will no longer have the right to use the Halcyon name after the sale of the Halcyon Jets, Inc. subsidiary, the Board of Directors has determined to change the name of the Company to Alliance Network Communications Holdiings, Inc.  This change will be made by filing an Amendment to the Certificate of Incorporation of the corporation and will be done promptly following the consummation of the transactions referred to in Proposals 1 and 2 of this Information Statement.  A copy of the certificate of amendment to the certificate of incorporation reflecting the name change is included as Appendix C to this Information Statement.

Proposals by Stockholders.  No stockholder has requested us to include any additional proposals in this Information Statement.

Delivery of Documents to Stockholders Sharing an Address.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may household such materials, delivering a single information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Jan E. Chason, Chief Financial Officer, 336 West 37th Street, Eighth Floor New York, New York 10018, by registered, certified or express mail.

APPENDIX A

Execution Copy

SHARE EXCHANGE AGREEMENT

by and among

HALYCON JETS HOLDINGS, INC.

and

THE SHAREHOLDERS OF ALLIANCE NETWORK COMMUNICATIONS, INC.

Dated as of July 1, 2009

TABLE OF CONTENTS

Article I - Exchange of Shares		1
1.1	Share Exchange	1
1.2	Closing	1
Article II - Representations and Warranties of the Shareholders		2
2.1	Good Title	2
2.2	Pre-emptive Rights	2
2.3	Organization	2
2.4	Power and Authority	2
2.5	No Conflicts	2
2.6	Litigation	2
2.7	No Finder’s Fee	2
2.8	Purchase Entirely for Own Account	3
2.9	Available Information	3
2.10	Non-Registration	3
2.11	Legends	3
Article III - Representations and Warranties Regarding ANC		4
3.1	Organization, Standing and Power	4
3.2	ANC Subsidiaries; Equity Interests	4
3.3	Capital Structure	4
3.4	No Conflicts; Consents	5
3.5	Taxes	5
3.6	Benefit Plans	6
3.7	Litigation	6
3.8	Compliance with Applicable Laws	6
3.9	Brokers; Schedule of Fees and Expenses	6
3.10	Contracts	6
3.11	Title to Properties	7
3.12	Intellectual Property	7
3.13	Labor Matters	7
3.14	Insurance	7
3.15	Foreign Corrupt Practices	7
3.16	Financial Statements; Liabilities	7
3.17	Transactions with Affiliates and Employees	8
3.18	Solvency	8
3.19	Investment Company	8
3.20	Absence of Certain Changes or Events	8
3.21	Disclosure	9
3.22	Information Supplied	9
3.23	No Undisclosed Events, Liabilities, Developments or Circumstances	10
3.24	No Additional Agreements	10
Article IV - Representations and Warranties of HJH		10
4.1	Organization, Standing and Power	10
4.2	Subsidiaries; Equity Interests	10
4.3	Capital Structure	10
4.4	Authority; Execution and Delivery; Enforceability	11
4.5	No Conflicts; Consents	11
4.6	SEC Documents; Undisclosed Liabilities	12
4.7	Taxes	12
4.8	Absence of Changes in Benefit Plans	13
4.9	ERISA Compliance; Excess Parachute Payments	13
4.10	Litigation	13
4.11	Compliance with Applicable Laws	13
4.12	Contracts	13
4.13	Title to Properties	14
4.14	Intellectual Property	14
4.15	Labor Matters	14
4.16	Foreign Corrupt Practices	14
4.17	Transactions With Affiliates and Employees	14
4.18	Solvency	14
4.19	Investment Company	15
4.20	Absence of Certain Changes or Events	15
4.21	Disclosure	16
4.22	Information Supplied	16
4.23	Certain Registration Matters	16
4.24	Listing and Maintenance Requirements	16
4.25	No Undisclosed Events, Liabilities, Developments or Circumstances	16
4.26	No Additional Agreements	17
Article V - Conditions to Closing		17
5.1	HJH Conditions Precedent	17
5.2	ANC and Shareholders Conditions Precedent	18
Article VI - Covenants		20
6.1	Preparation of the 14f-1 Notice; Blue Sky Laws	20
6.2	Public Announcements	20
6.3	Fees and Expenses	20
6.4	Continued Efforts	20
6.5	Exclusivity	20
6.6	Filing of 8-K	21
6.7	Furnishing of Information	21
6.8	Access	21
6.9	Preservation of Business	21
Article VII - Miscellaneous		21
7.1	Notices	21
7.2	Amendments; Waivers; No Additional Consideration	22
7.3	Termination	22
7.4	Replacement of Securities	22
7.5	Remedies	23
7.6	Interpretation	23
7.7	Severability	23
7.8	Counterparts; Facsimile Execution	23
7.9	Entire Agreement; Third Party Beneficiaries	23
7.10	Governing Law	23
7.11	Assignment	24

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of July 1, 2009, is by and among Halcyon Jets Holdings, Inc., a Delaware corporation (“HJH”) and the shareholders of Alliance Network Communications, Inc. listed on Annex B to this Agreement, a Nevada corporation (“ANC”) (each individually a “Shareholder” and collectively the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex A hereto.

BACKGROUND

A.           ANC has 1,000,000 shares of common stock, no par value (the “ANC Stock”) issued and outstanding, all of which are held by the Shareholders. Each Shareholder is the record and beneficial owner of the number of shares of ANC Stock set forth opposite such Shareholder’s name on Annex B to this Agreement. Each Shareholder has agreed to transfer all of his, her or its (hereinafter “its”) shares of ANC Stock in exchange for a number of newly issued shares of the common stock, $.001 par value, of HJH (the “HJH Stock”) that will, in the aggregate, constitute 91.4 % of the issued and outstanding capital stock of HJH as of and immediately after the Closing. The number of shares of HJH Stock to be received by each Shareholder is listed opposite each such Shareholder’s name on Annex B. The aggregate number of shares of HJH Stock that is reflected on Annex B is referred to in this Agreement as the “Shares”.

B.           The exchange of ANC Stock for HJH Stock is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

C.           The Board of Directors of each of HJH and ANC has determined that it is desirable to effect the plan of reorganization and share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Exchange of Shares

1.1. Share Exchange. At the Closing, each Shareholder shall sell, transfer, convey, assign and deliver to HJH its ANC Stock, free and clear of all Liens, in exchange for the HJH Stock listed on Annex B opposite such Shareholder’s name.

1.2. Closing. The closing (the “Closing”) of the transactions contemplated hereby (the “Transactions ”) shall take place at HJH’s offices commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions (other than conditions with respect to actions that the respective parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II
Representations and Warranties of the Shareholders

Each of the Shareholders hereby severally (and not jointly) represents and warrants to HJH with respect to itself, as follows:

2.1. Good Title.  The Shareholder is the record and beneficial owner, and has good title to its ANC Stock, with the right and authority to sell and deliver such ANC Stock. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of HJH as the new owner of such ANC Stock in the share register of ANC, HJH will receive good title to such ANC Stock, free and clear of all Liens.

2.2. Pre-emptive Rights. The Shareholder has no pre-emptive rights or any other rights to acquire any ANC Stock that have not been waived or exercised.

2.3. Organization. If an entity, the Shareholder is duly organized and validly existing in its jurisdiction of organization and in good standing under the laws of the jurisdiction of its organization.

2.4. Power and Authority. The Shareholder has the legal power, capacity and authority to execute and deliver this Agreement and each Transaction Document to be delivered by it hereunder and to perform its obligations hereunder and thereunder, and to consummate the Transactions. All acts required to be taken by the Shareholder to enter into this Agreement, to deliver each Transaction Document to which it is a party and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

2.5. No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by such Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the Shareholder and (c) will not violate or breach any contractual obligation to which such Shareholder is a party.

2.6. Litigation. There is no pending proceeding against the Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Shareholder, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

2.7. No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions.

2.8. Purchase Entirely for Own Account. The HJH Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and such Shareholder has no present intention of selling or otherwise distributing the HJH Stock, except in compliance with applicable securities laws.

2.9. Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in HJH and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the HJH Stock.

2.10. Non-Registration. The Shareholder understands that the HJH Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the HJH Stock in accordance with HJH’s formation documents or the laws of its jurisdiction of incorporation.

2.11. Legends. The Shareholder hereby agrees with HJH that the HJH Stock will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Additionally, the HJH Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

ARTICLE III
Representations and Warranties Regarding ANC

Each of the Shareholders separately represents and warrants as follows to HJH with respect to ANC:

3.1. Organization, Standing and Power. ANC is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect ANC, a material adverse effect on ANC to perform its obligations under this Agreement or on the ability of ANC to consummate the Transactions (an “ANC Material Adverse Effect”). ANC is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have an ANC Material Adverse Effect. ANC has delivered to HJH true and complete copies of ANC’s Constituent Instruments, and the comparable charter, organizational documents and other constituent instruments of each of its subsidiaries, in each case as amended through the date of this Agreement.

3.2. ANC Subsidiaries; Equity Interests.  ANC does not as of the date of this Agreement own, directly or indirectly, any capital stock or other securities of, or have any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

3.3. Capital Structure. The authorized capital stock of ANC consists of One Million (1,000,000) shares of common stock without par value, all of which is issued and outstanding and held by the Shareholder in the amounts indicated on Annex B.  All outstanding shares of the capital stock of ANC are validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable corporate Laws, ANC’s charter documents, or any Contract to which ANC Companies are a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of ANC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of capital stock of ANC may vote (“Voting ANC Debt”). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which ANC is a party or by which it is bound (a) obligating ANC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, ANC or any Voting ANC Debt, (b) obligating ANC to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of ANC. As of the date of this Agreement, there are not any outstanding contractual obligations of ANC to repurchase, redeem or otherwise acquire any shares of capital stock of ANC.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the sale of ANC Stock. There are no stockholders agreements, voting agreements or other similar agreements with respect to ANC’s capital stock to which ANC is a party or between or among any of ANC’s stockholders.

3.4. No Conflicts; Consents.

(a) The consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of ANC under, any provision of (i) ANC's charter documents, (ii) any Contract to which ANC is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.4(b), any material judgment, order or decree or material Law applicable to ANC or its properties or assets, including without limitation, the ANC Stock, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have an ANC Material Adverse Effect.

(b) Except for required filings with the SEC and applicable “Blue Sky” or state securities commissions, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to ANC in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

3.5. Taxes.

(a) ANC has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have an ANC Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have an ANC Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of ANC know of no basis for any such claim.

(b) The ANC Financial Statements reflect an adequate reserve for all Taxes payable by ANC (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against ANC, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have an ANC Material Adverse Effect.

3.6. Benefit Plans. ANC does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of ANC (collectively, the “ANC Benefit Plans”). As of the date of this Agreement, there is not any severance or termination agreements or arrangements between ANC and any current or former employee, officer or director of ANC, nor does ANC have any general severance plan or policy.

3.7. Litigation. There is no Action against or affecting ANC or any of its properties which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in an ANC Material Adverse Effect. Neither ANC, nor any director or officer of ANC (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under central or provincial securities laws or a claim of breach of fiduciary duty.

3.8. Compliance with Applicable Laws. ANC is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have an ANC Material Adverse Effect. ANC has not received any written communication during the two years preceding the date of this Agreement from a Governmental Entity that alleges that it is not in compliance in any material respect with any applicable Law. This Section 3.8 does not relate to matters with respect to Taxes, which are the subject of Section 3.5.

3.9. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of ANC.

3.10. Contracts. Except as set forth on Schedule 3.10, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of ANC taken as a whole. ANC is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an ANC Material Adverse Effect.

3.11. Title to Properties. ANC does not own any real property. ANC has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which ANC has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of ANC to conduct business as currently conducted.

3.12. Intellectual Property. ANC owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of ANC, as set forth on Schedule 3.12. There are no claims pending or, to the knowledge of the Shareholders, threatened that ANC is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the best knowledge of the Shareholders, no person is infringing the rights of ANC with respect to any Intellectual Property Right.

3.13. Labor Matters. There are no collective bargaining or other labor union agreements to which ANC is a party or by which it is bound. No material labor dispute exists or, to the best knowledge of ANC, is imminent with respect to any of the employees of ANC.

3.14. Insurance. Except as set forth on Schedule 3.14, ANC is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which ANC is engaged and in the geographic areas where it engages in such businesses. ANC has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for ANC’s respective lines of business.

3.15. Foreign Corrupt Practices. Neither ANC nor, to the Shareholders’ best knowledge, any director, officer, agent, employee or other person acting on behalf of any of ANC has, in the course of its actions for, or on behalf of, ANC (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.16. Financial Statements; Liabilities.

(a) ANC or will has deliver to HJH its audited consolidated financial statements for the period ended April 30, 2009 (the “ANC Financial Statements”) The ANC Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The ANC Financial Statements fairly present in all material respects the financial condition and operating results of ANC, as of the dates, and for the periods, indicated therein.

(b) ANC does not have any material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to April 30, 2009 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the ANC Financial Statements, which, in both cases, individually and in the aggregate, would not be reasonably expected to result in an ANC Material Adverse Effect.

3.17. Transactions with Affiliates and Employees . Except as set forth on Schedule 3.17, none of the officers or directors of ANC and, to the knowledge of the Shareholders, none of the employees of ANC is presently a party to any transaction with ANC (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Shareholders, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.18. Solvency. Based on the financial condition of ANC as of the Closing Date (and assuming that the Closing shall have occurred), (a) ANC’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of ANC’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) ANC’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by ANC, and projected capital requirements and capital availability thereof, and (c) the current cash flow of ANC, together with the proceeds ANC would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. ANC does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.19. Investment Company. ANC is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.20. Absence of Certain Changes or Events. Except as disclosed in the ANC Financial Statements, from April 30, 2009 to the date of this Agreement, ANC has conducted its business only in the ordinary course, and during such period that has not been:

(a) any change in the assets, liabilities, financial condition or operating results of ANC, except changes in the ordinary course of business that have not caused, in the aggregate, an ANC Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have an ANC Material Adverse Effect;

(c) any waiver or compromise by ANC of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by ANC, except in the ordinary course of business and the satisfaction or discharge of which would not have an ANC Material Adverse Effect;

(e) any material change to a material Contract by which ANC or any of its respective assets is bound or subject;

(f) any mortgage, pledge, transfer of a security interest in, or lien, created by ANC, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair ANC’s ownership or use of such property or assets;

(g) any loans or guarantees made by ANC to or for the benefit of its employees, officers or directors, or any members of their immediate families, or any loans or advances to any persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivision other than travel advances and other advances made in the ordinary course of its business;

(h) any alteration of ANC’s method of accounting or the identity of its auditors;

(i) any declaration or payment of dividend or distribution of cash or other property to the Shareholders or any purchase, redemption or agreements to purchase or redeem any ANC Stock;

(j) any issuance, sale, disposition or encumbrance of equity securities to any officer, director or affiliate, except pursuant to existing ANC Stock option plans, or any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; or

(k) any arrangement or commitment by ANC to do any of the things described in this Section 3.21.

3.21. Disclosure. Neither ANC nor any person acting on its behalf has provided the Shareholders or their agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by HJH under a current report on Form 8-K filed within four business days after the Closing. All disclosure provided to the Shareholders regarding ANC, its business and the Transactions, furnished by or on behalf of ANC (including ANC’s representations and warranties set forth in this Agreement) is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.22. Information Supplied. None of the information supplied or to be supplied by ANC for inclusion or incorporation by reference in the 14f-1 Notice, at the date it is first mailed to HJH’s stockholders, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.23. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to ANC, or its business, properties, prospects, operations or financial condition, that would be required to be disclosed by ANC under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by ANC of its ANC Stock and which has not been publicly announced.

3.24. No Additional Agreements. ANC has no agreement or understanding with the Shareholders with respect to the Transactions other than as specified in this Agreement.

ARTICLE IV
Representations and Warranties of HJH

HJH represents and warrants as follows to the Shareholders and ANC:

4.1. Organization, Standing and Power. HJH is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on HJH, a material adverse effect on the ability of HJH to perform its obligations under this Agreement or on the ability of HJH to consummate the Transactions (a “ HJH Material Adverse Effect”). HJH is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a HJH Material Adverse Effect. HJH has delivered to ANC true and complete copies of the HJH Charter and the HJH Bylaws.

4.2. Subsidiaries; Equity Interests. HJH does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person except for Halcyon Jets, Inc., a wholly-owned subsidiary.

4.3. Capital Structure. The authorized capital stock of HJH consists of 300,000,000 shares of common stock, $0.001 par value, 21,000 shares of Series A Preferred stock, and 9,979,000 shares of undesignated preferred stock, $0.001 par value. As of the date hereof (a) 25,646,667 shares of HJH’s common stock are issued and outstanding, (b) 21,000 shares of preferred stock are issued and outstanding, and (c) no shares of HJH’s common stock or preferred stock are held by HJH in its treasury. No shares of capital stock or other voting securities of HJH were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of HJH are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware general corporation law, the HJH Charter, the HJH Bylaws or any Contract to which HJH is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of HJH having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of HJH’s common stock may vote (“Voting HJH Debt”). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which HJH is a party or by which it is bound (a) obligating HJH to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, HJH or any Voting HJH Debt, (b) obligating HJH to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of HJH. As of the date of this Agreement, there are not any outstanding contractual obligations of HJH to repurchase, redeem or otherwise acquire any shares of capital stock of HJH. HJH is not a party to any agreement granting any securityholder of HJH the right to cause HJH to register shares of the capital stock or other securities of HJH held by such securityholder under the Securities Act.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of the HJH Stock.  There are no stockholders agreements, voting agreements or other similar agreements with respect to HJH’s capital stock to which HJH is a party or, to the knowledge of HJH, between or among any of the HJH’s stockholders.

4.4. Authority; Execution and Delivery; Enforceability. The execution and delivery by HJH of this Agreement and the consummation by HJH of the Transactions have been duly authorized and approved by the Board of Directors of HJH and no other corporate proceedings on the part of HJH are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of HJH, enforceable against HJH in accordance with the terms hereof.

4.5. No Conflicts; Consents.

(a) The execution and delivery by HJH of this Agreement does not, and the consummation of Transactions and compliance with the terms hereof will not, contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of HJH under, any provision of (i) the HJH Charter or HJH Bylaws, (ii) any material Contract to which HJH is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.5(b), any material order or material Law applicable to HJH or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a HJH Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to HJH in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the filing with the SEC of the 14f-1 Notice and filings under state “blue sky” laws, as may be required in connection with this Agreement and the Transactions.

4.6. SEC Documents; Undisclosed Liabilities.

(a) HJH has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since August 31, 2007, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “ SEC Reports ”).

(b) As of its respective filing date, each SEC Report complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report. Except to the extent that information contained in any SEC Report has been revised or superseded by a later SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of HJH included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of HJH and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.7. Taxes.

(a) HJH has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a HJH Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a HJH Material Adverse Effect.

(b) The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all Taxes payable by HJH (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against HJH, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a HJH Material Adverse Effect.

(c) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of HJH. HJH is not bound by any agreement with respect to Taxes.

4.8. Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements of HJH (the “HJH Financial Statements”) to the date of this Agreement, there has not been any adoption or amendment in any material respect by HJH of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of HJH. As of the date of this Agreement, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between HJH and any current or former employee, officer or director of HJH, nor does HJH have any general severance plan or policy.

4.9. ERISA Compliance; Excess Parachute Payments. Except as set forth on Schedule 4.9, HJH does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other HJH Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of HJH.

4.10. Litigation. Except as disclosed in the SEC Reports, there is no Action against or affecting HJH or any of its respective properties which (a) adversely affects or challenges the legality, validity or enforceability of either of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a HJH Material Adverse Effect. Neither HJH, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

4.11. Compliance with Applicable Laws. Except as disclosed in the SEC Reports HJH is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a HJH Material Adverse Effect. HJH has not received any written communication during the past two years from a Governmental Entity that alleges that it is not in compliance in any material respect with any applicable Law. HJH is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a HJH Material Adverse Effect. This Section 4.11 does not relate to matters with respect to Taxes, which are the subject of Section 4.7.

4.12. Contracts. Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of HJH taken as a whole. HJH is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a HJH Material Adverse Effect.

4.13. Title to Properties. HJH has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which HJH has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of HJH to conduct business as currently conducted. HJH has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. HJH enjoys peaceful and undisturbed possession under all such material leases.

4.14. Intellectual Property. Except as disclosed in the SEC Reports, HJH does not own, nor is validly licensed nor otherwise has the right to use, any Intellectual Property Rights. No claims are pending or, to the knowledge of HJH, threatened that HJH is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.

4.15. Labor Matters. There are no collective bargaining or other labor union agreements to which HJH is a party or by which it is bound. No material labor dispute exists or, to the knowledge of HJH, is imminent with respect to any of the employees of HJH.

4.16. Foreign Corrupt Practices. Neither HJH, nor to HJH’s knowledge, any director, officer, agent, employee or other person acting on behalf of HJH has, in the course of its actions for, or on behalf of, HJH (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.17. Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of HJH and, to the knowledge of HJH, none of the employees of HJH is presently a party to any transaction with HJH (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of HJH, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.18. Solvency. Based on the financial condition of HJH as of the Closing Date (and assuming that the Closing shall have occurred), (a) HJH’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of HJH’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) HJH’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by HJH, and projected capital requirements and capital availability thereof, and (c) the current cash flow of HJH, together with the proceeds HJH would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. HJH does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

4.19. Investment Company. HJH is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.20. Absence of Certain Changes or Events. From the date of the HJH Financial Statements to the date of this Agreement, HJH has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of HJH from that reflected in the HJH Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a HJH Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a HJH Material Adverse Effect;

(c) any waiver or compromise by HJH of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by HJH, except in the ordinary course of business and the satisfaction or discharge of which would not have a HJH Material Adverse Effect;

(e) any material change to a material Contract by which HJH or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(g) any resignation or termination of employment of any officer of HJH;

(h) any mortgage, pledge, transfer of a security interest in or lien created by HJH with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair HJH’s ownership or use of such property or assets;

(i) any loans or guarantees made by HJH to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of HJH’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by HJH;

(k) any alteration of HJH’s method of accounting or the identity of its auditors;

(l) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing HJH Stock option plans; or

(m) any arrangement or commitment by HJH to do any of the things described in this Section 4.23.

4.21. Disclosure. HJH confirms that neither it nor any person acting on its behalf has provided the Shareholders or their respective agents or counsel with any information that HJH believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by HJH under a current report on Form 8-K filed within four business days after the Closing. HJH understands and confirms that the Shareholders will rely on the foregoing representations and covenants in effecting transactions in securities of HJH. All disclosure provided to the Shareholders regarding HJH, its business and the transactions contemplated hereby, furnished by or on behalf of HJH (including HJH’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.22. Information Supplied. None of the information supplied or to be supplied by HJH for inclusion or incorporation by reference in the 14f-1 Notice will, at the date it is first mailed to HJH’s shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.23. Certain Registration Matters. HJH has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of HJH registered with the SEC or any other governmental authority that have not been satisfied.

4.24. Listing and Maintenance Requirements. HJH is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the HJH Stock on the trading market on which the HJH Stock is currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the HJH Stock are currently listed or quoted, and no approval of the stockholders of HJH is required for HJH to issue and deliver to the Shareholders the Shares contemplated by this Agreement.

4.25. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to HJH, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by HJH under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by HJH of its common stock and which has not been publicly announced.

4.26. No Additional Agreements. HJH does not have any agreements or understandings with the Shareholders with respect to the Transactions other than as specified in this Agreement.

ARTICLE V
Conditions to Closing

5.1. HJH Conditions Precedent. The obligations of the Shareholders to enter into and complete the Closing are subject, at the option of the Shareholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Shareholders in writing:

(a) Representations and Covenants . The representations and warranties of HJH contained in this Agreement shall be true in all material respects, on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date. HJH shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. HJH shall have delivered to the Shareholders a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion or Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of HJH.

(c) Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by HJH for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement shall have been obtained and made by HJH, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a HJH Material Adverse Effect.

(d) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since February 1, 2009 which has had or is reasonably likely to cause a HJH Material Adverse Effect.

(e) Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of HJH, on a fully-diluted basis, as indicated on a schedule to be delivered by the Parties at or prior to the Closing, shall be acceptable to the Shareholders.

(f) SEC Reports. HJH shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date.

(g) OTCBB Quotation. HJH shall have maintained its status as a company whose common stock is quoted on the Over-the-Counter Bulletin Board and no reason shall exist as to why such status shall not continue immediately following the Closing.

(h) No Suspensions of Trading in HJH Stock; Listing. Trading in the HJH Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding HJH) at any time since the date of execution of this Agreement, and the HJH Stock shall have been at all times since such date listed for trading on a trading market.

(i) Secretary’s Certificate. HJH shall have delivered to the Shareholders a certificate, signed by its Secretary or Assistant Secretary, certifying that the attached copies of the HJH Charter, HJH Bylaws and resolutions of its Board of Directors approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(j) Good Standing Certificate. HJH shall have delivered to the Shareholders a certificate of good standing of HJH dated within five (5) business days of Closing issued by the Secretary of State of Delaware.

(k) Resignations and Appointments. HJH shall have delivered to ANC letters of resignation from each of its directors and officers resigning from their positions with HJH effective as of the Closing and evidence of the election of (x) the persons identified by the Shareholders as directors effective as of the Closing.

(l) Lien Searches. HJH shall have delivered to the Shareholders the results of UCC, judgment lien and tax lien searches with respect to HJH, the results of which indicated no liens on the assets of HJH.

(m) Release. Halcyon Jets, Inc. and the current directors and officers of HJH and Halcyon Jets, Inc. (the “ HJH Parties ”) shall have executed and delivered a release in favor of HJH, ANC and the Shareholders, in form and substance satisfactory to the Shareholders.

(n) Liabilities. HJH shall have delivered to the Shareholders such pay-off letters and releases, relating to any outstanding liabilities as they shall have requested, and such pay-off letters shall be in a form and substance satisfactory to the Shareholders; and to the extent that any such liabilities are assigned and assumed by the HJH Parties or any third party, such assignment and assumption agreement in a form and substance satisfactory to the Shareholders.

(o) Issuance of Stock Certificates. At or within 5 business days following the Closing, HJH shall deliver to each Shareholder a certificate representing the new shares of HJH Stock issued to such Shareholder in accordance with Annex B ..

5.2. The Shareholders Conditions Precedent. The obligations of HJH to enter into and complete the Closing is subject, at the option of HJH, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by HJH in writing.

(a) Representations and Covenants. The representations and warranties of the Shareholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by ANC and the Shareholders on or prior to the Closing Date. The Shareholders shall have delivered to HJH a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of HJH, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of ANC and the Shareholders.

(c) Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Shareholders or ANC for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Shareholders or ANC, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have an ANC Material Adverse Effect.

(d) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date of the ANC Financial Statements which has had or is reasonably likely to cause an ANC Material Adverse Effect.

(e) Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of HJH, on a fully-diluted basis, as indicated on a schedule to be delivered by the Parties at or prior to the Closing, shall be acceptable to the Shareholders.

(f) Satisfactory Completion of Due Diligence. HJH shall have completed its legal, accounting and business due diligence of ANC and the results thereof shall be satisfactory to HJH in its sole and absolute discretion.

(g) ANC Officer’s Certificate. ANC shall have delivered to HJH a certificate, signed by its authorized officer, certifying that the attached copies of the ANC Constituent Instruments are all true, complete and correct and remain in full force and effect.

(h) Delivery of Audit Report and Financial Statements. ANC shall have completed the ANC Financial Statements and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board. The form and substance of the ANC Financial Statements shall be satisfactory to HJH in its sole and absolute discretion.

(i) Audited Financial Statements and Form 10 Disclosure. ANC shall have provided HJH with reasonable assurances that HJH will be able to comply with its obligation to file a current report on Form 8-K within four (4) business days following the Closing containing the requisite financial statements of ANC and the requisite Form 10-type disclosure regarding ANC.

(j) Share Transfer Documents. The Shareholders shall have delivered to HJH certificate(s) representing its ANC Stock, accompanied by a duly executed instrument of transfer for transfer by the Shareholders of its ANC Stock to HJH.

ARTICLE VI
Covenants

6.1. Preparation of the 14f-1 Notice; Blue Sky Laws.

(a) As soon as possible following the date of this Agreement, and in any event, within four (4) business days hereafter, ANC and HJH shall prepare and file with the SEC the 14f-1 Notice in connection with the consummation of this Agreement. HJH shall cause the 14f-1 Notice to be mailed to its stockholders as promptly as practicable thereafter.

(b) HJH shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the HJH Stock in connection with this Agreement.

6.2. Public Announcements. HJH and the Shareholders will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

6.3. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

6.4. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

6.5. Exclusivity. Neither HJH nor the Shareholders shall (a) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities of HJH or ANC (as applicable), or any assets of HJH or ANC (as applicable) (including any acquisition structured as a merger, consolidation, share exchange or other business combination), (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing, or (c) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each shall notify the other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6.6. Filing of 8-K. HJH shall file, within four (4) business days of the date of this Agreement and of the Closing Date, a current report on Form 8-K with the SEC and attach as exhibits all required agreements disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions and including the requisite audited consolidated financial statements of ANC and the requisite Form 10 disclosure regarding ANC.

6.7. Furnishing of Information. As long as the Shareholders own the Shares, HJH covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by HJH after the date hereof pursuant to the Exchange Act. As long as the Shareholders own the Shares, if HJH is not required to file reports pursuant to such laws, it will prepare and furnish to the Shareholders and make publicly available in accordance with Rule 144(c) promulgated by the SEC pursuant to the Securities Act, such information as is required for the Shareholders to sell Shares under Rule 144. HJH further covenants that it will take such further action as the Shareholder or any subsequent holder of the Shares may reasonably request, all to the extent required from time to time to enable such person to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

6.8. Access. Each of HJH and ANC shall permit representatives of any other parties to have full access to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to such party.

6.9. Preservation of Business. From the date of this Agreement until the Closing Date, each of ANC and HJH shall, except as otherwise permitted by the terms of this Agreement, operate only in the ordinary and usual course of business consistent with its past practices and shall use reasonable commercial efforts to (a) preserve intact its business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, and (c) not permit any action or omission that would cause any of its representations or warranties contained herein to become inaccurate or any of its covenants to be breached in any material respect.

ARTICLE VII
Miscellaneous

7.1. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to HJH, to:

Halcyon Jets Holdings, Inc.
336 West 37th Street, 8th Floor
New York, New York  10019
Attn:  Gregory D. Cohen, CEO

with a copy to:

Greenbaum, Rowe, Smith & Davis LLP
P. O. Box 5600
99 Wood Avenue South
Woodbridge, New Jersey 07095
Attn:  W. Raymond Felton

If to the Shareholders, to the address set forth in Annex B.

7.2. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.3. Termination.

(a) The Parties may terminate this Agreement as provided below:

(i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) HJH may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing (A) in the event any Shareholder has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, HJH has notified the Shareholders of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach; or (B) if the Closing shall not have occurred on or before July 31, 2009 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from HJH itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii) The Shareholders may terminate this Agreement by giving written notice to HJH at any time prior to the Closing (A) in the event HJH has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Shareholders have notified HJH of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach; or (B) if the Closing shall not have occurred on or before July 31, 2009 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from the Shareholders breaching any representation, warranty, or covenant contained in this Agreement).

(b) If any party terminates this Agreement pursuant to Section 7.3(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

7.4. Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, HJH shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to HJH of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, HJH may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.5. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Party hereto will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.6. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

7.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

7.8. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

7.9. Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the ANC Disclosure Letter, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

7.10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

7.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HALCYON JET HOLDINGS, INC.

By:	/s/ Gregory D. Cohen
Name: Gregory D. Cohen
Title: Chief Executive Officer

ALLIANCE SHAREHOLDERS:

/s/ Alberta, Ltd	/s/ Lawler & Associates, LLP
1162489 Alberta, Ltd.	Lawler & Associates, LLP

/s/ Jarvis Kosowan
Jarvis Kosowan

/s/ Larry Payne	/s/ Melita Dalgado
Larry Payne	Melita Dalgado

/s/ Rick Norndon	/s/ Leaddog Capital, LP
Rick Norndon	Leaddog Capital, LP

/s/ Leaddog Capital Markets, LLC	/s/ Nicole Mongelli
Leaddog Capital Markets, LLC	Nicole Mongelli

/s/ FSR, Inc.	/s/ Nick Antivachis
FSR, Inc.	Nick Antivachis

/s/ Brenda Mongelli	/s/ LM Family Trust
Brenda Mongelli	LM Family Trust

/s/ John Costino	/s/ Reback Living Trust
John Costino	Reback Living Trust

/s/ Ken Santiamo	/s/ Jacqueline Fazio
Ken Santiamo	Jacqueline Fazio

/s/ Jonathan Schwartz	/s/ Dana Hipple
Jonathan Schwartz	Dana Hipple

/s/ Henry Wardi	/s/ Walter Whitt
Henry Wardi	Walter Whitt

/s/ Demitri Argyros	/s/ Walter Whitt
Demitri Argyros	Rodney Leibowitz

Philip Forman

ANNEX A
Definitions

                     “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                     “Agreement” has the meaning set forth in the Preamble of this Agreement.

“ANC ” has the meaning set forth in the Preamble of this Agreement.

                    “ANC Benefit Plans” has the meaning set forth in Section 3.7 of this Agreement.

                     “ANC Constituent Instruments” means the memorandum and articles of association of ANC and such other constituent instruments of ANC as may exist, each as amended to the date of this Agreement.

             “ANC Financial Statements” has the meaning set forth in Section 3.17 of this Agreement.

                     “ANC Material Adverse Effect” has the meaning set forth in Section 3.1 of this Agreement.

                     “ANC Stock ” has the meaning set forth in the Background Section of this Agreement.

                 “Closing” has the meaning set forth in Section 1.2 of this Agreement.

                     “Closing Date” has the meaning set forth in Section 1.2 of this Agreement.

                     “Consent” means any material consent, approval, license, permit, order or authorization.

                     “Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                     “Governmental Entity” means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“HJH” has the meaning set forth in the Preamble of this Agreement.

                     “HJH Bylaws” means the Bylaws of HJH, as amended to the date of this Agreement.

                     “HJH Charter” means the Articles of Incorporation of HJH, as amended to the date of this Agreement.

                     “HJH Financial Statements” has the meaning set forth in the Section 4.8 of this Agreement.

                     “HJH Material Adverse Effect” has the meaning set forth in the Section 4.1 of this Agreement.

                     “HJH Stock” has the meaning set forth in the Background Section of this Agreement.

                     “HJH Stockholders” has the meaning set forth in Section 5.1(n) of this Agreement.

                     “Intellectual Property Right” means any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right and computer program.

                     “Law” means any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree.

                     “Lien” means any lien, security interest, pledge, equity and claim of any kind, voting trust, Shareholder agreement and other encumbrance.

                     “Party” has the meaning set forth in the Preamble of this Agreement.

                     “SEC” means the Securities and Exchange Commission.

                     “SEC Reports” has the meaning set forth in Section 4.6 of this Agreement.

                     “Securities Act” means the Securities Act of 1933, as amended.

                     “Shares” has the meaning set forth in the Background Section of this Agreement.

                     “Shareholders” has the meaning set forth in the Preamble of this Agreement.

                     “Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

                     “Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

                     “Transactions” has the meaning set forth in Section 1.2 of this Agreement.

                     “Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the Transactions.

                     “Voting HJH Debt ” has the meaning set forth in Section 4.3 of this Agreement.

                     “Voting ANC Debt ” has the meaning set forth in Section 3.3 of this Agreement.

APPENDIX B

STOCK PURCHASE AGREEMENT

AMONG

HALCYON JETS HOLDINGS, INC.

HALCYON JETS, INC.

AND

HALCYON JETS ACQUISITION GROUP,  LLC

Dated: July 1, 2009

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made as of July 1, 2009 (the “Agreement”), among Halcyon Jets Acquisition, Group, LLC., a limited liability company existing under the laws of the State of New Jersey (the “Purchaser”), Halcyon Jets, Inc., a corporation existing under the laws of the State of New Jersey (“Halcyon”), and Halcyon Jets Holdings, Inc., a corporation existing under the laws of the State of Delaware corporation (“Holdings” or the “Seller”).

RECITALS:

WHEREAS, Halcyon is in the business of providing brokerage services to the private aviation industry outsourced patient assistance program under the brand name “Halcyon”  (the "Business"); and

WHEREAS, Holdings is the sole shareholder of Halcyon; and

WHEREAS, Purchaser wishes to purchase from Holdings, and Holdings wishes to sell, assign and transfer to Purchaser, all of the outstanding stock of Halcyon, and Purchaser also  has agreed to assume the Assumed Liabilities;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
SALE OF STOCK

1.1 Sale of Stock.

On the Closing Date (as defined in Section 3.1), upon the terms and subject to the conditions contained herein, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all of the issued and outstanding shares of Halcyon (the "Shares"):

Subject to the terms and conditions of this Agreement, at the Closing, the Shares shall be transferred to the Purchaser free and clear of all liabilities, obligations, liens and encumbrances excepting only Assumed Liabilities.

1.2 Assumption of Certain Liabilities.

Subject to the terms and conditions hereof, on the Closing Date, Purchaser shall assume and agree to pay, perform and discharge in a timely manner, only the following liabilities and obligations of the Seller (the "Assumed Liabilities"):

(a) all liabilities and obligations of Seller relating to any and all pending or threatened claims or litigation in which Seller is or may be involved, including without limitation the pending matters listed on a schedule of such litigation to be prepared by Seller on the Closing Date; and

(b) all liabilities and obligations arising out of or relating to any of the assets and business of Halcyon, including any guarantees by Seller, which arise before, on or after the Closing Date; and

(c) any liabilities, debts and other obligations of the Seller at Closing, inlcuding under any contracts, agreements or leases existing at or before the Closing Date, whether as guarantor, co-contracting party with Halcyon, or in any other manner.

ARTICLE II
PURCHASE PRICE

2.1 Amount of Purchase Price.

The purchase price for the Shares (the “Purchase Price”) shall be One Hundred Thousand Dollars ($100,000) payable by the Purchaser's promissory note (the “Note”) payable to the Seller in the form of Exhibit A to this Agreement. The Note shall bear interest at the rate of two percent (2%) per year and be payable interest only annually, with the principal due on the tenth (10th) anniversary of the Closing Date.

2.2 Transfer Taxes.

Purchaser will pay to the appropriate taxing authority all transfer, documentary, sales, use, value-added, registration and other similar taxes (including, without limitation, all applicable gains taxes) with respect to the sale and transfer of the Shares, and any penalties, interest and additions to taxes with respect thereto due and payable as a result of the consummation of the transactions contemplated by this Agreement.

ARTICLE III
CLOSING AND TERMINATION

3.1 Closing Date.

Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the New York office of the Seller (or at such other place as the parties may designate in writing) on such date as the Seller and the Purchaser may designate. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

3.2 Deliveries to Purchaser by Seller.

At the Closing, Seller will deliver to Purchaser the following:

(a) a stock power, duly endorsed for transfer, with respect to the Shares;

(b) copies of Seller's resolutions and other proceedings taken authorizing the execution, delivery and performance of this Agreement and all actions necessary or desirable hereunder, certified by the appropriate officer of Seller;

3.3 Deliveries to Seller by Purchaser.

At the Closing, Purchaser will deliver to Seller the following:

(a) the promissory Note for the purchase price of the Shares, guaranteed as provided herein;

(b) the indemnifications provided for in Article VII.

(c)           written assumptions of the debts and obligations of Seller.

3.4 Termination of Agreement.

This Agreement may be terminated prior to the Closing as follows:

(a) At the election of the Seller or the Purchaser on or after July 31, 2009, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

(b) by mutual written consent of the Seller and the Purchaser; or

(c) by the Seller or the Purchaser if there shall be in effect a final non-appealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence).

3.5 Procedure Upon Termination.

In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 3.4 of this Agreement, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Assets under this Agreement shall be abandoned, without further action by the Purchaser or the Sellers. If this Agreement is terminated as provided above, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution hereof, to the party furnishing the same.

3.6 Effect of Termination.

In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, or the Seller; provided, further, however, that nothing in this Section 3.6 shall relieve the Purchaser or Seller of any liability for a breach of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER

Seller hereby represents and warrants to the Purchaser that:

4.1 Organization and Good Standing of the Seller.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above. Except as otherwise provided herein, the Seller is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have an adverse effect on the business of the Seller.

4.2 Authority.

(a) The Seller has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets, except where the failure to have such permits and licenses would not have a material adverse effect on the Seller’s business or operations (“Material Adverse Effect”).

(b) The execution of, and the transactions contemplated by, this Agreement have been, or will be prior to Closing, duly authorized by the Seller's Board of Directors.

(c) Subject to any consents required under Section 4.3 below, the Seller has the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms.

(d) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Seller is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of Holdings, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on r the Seller in any way, except where such would not have a Material Adverse Effect.

4.3 Consents.

No consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the business currently conducted by Halcyon can be conducted by it in the same manner after the Closing as heretofore conducted by Halcyon, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of or to the Seller, except where the failure of any of the foregoing would not have a Material Adverse Effect.

4.4           Broker.

Seller has not retained any broker in connection with any transaction contemplated by this Agreement.  Seller shall not be obligated to pay any fee or commission associated with the retention or engagement by the Seller of any broker in connection with any transaction contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1 Organization and Good Standing.

The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey.

5.2 Authority.

The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary limited liability company action on the part of the Purchaser.

5.3 Conflicts; Consents of Third Parties.

(a) The execution and delivery of this Agreement, the acquisition of the Assets by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Formation or Operating Agreement of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

(b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the compliance by Purchaser with any of the provisions hereof.

5.4 Litigation.

There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

5.5 Broker.

The Purchaser has not retained any broker in connection with any transaction contemplated by this Agreement. Seller shall not be obligated to pay any fee or commission associated with the retention or engagement by the Purchaser of any broker in connection with any transaction contemplated by this Agreement.

5.6 Liabilities and Litigation of Halcyon.

Purchaser acknowledges and agrees that there is pending litigation in which Halcyon is involved, is fully aware of the nature and extent of the litigation, and undertakes, covenants and agrees to cause Halcyon to continue to defend, pursue and resolve such litigation, with no cost, exposure, risk or involvement of Seller.  Purchaser also understands and agrees that Seller is also a named party in the pending litigation, and Purchaser expressly assumes all loss, liability and risk of such litigation, and further expressly assumes all other debt, liabilities and claim of and against Seller by any party.

ARTICLE VI
CONDITIONS TO CLOSING

6.1 Conditions Precedent to Obligations of the Purchaser.

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of the Seller contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(c) the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

(d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Seller certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b) and 6.1(c) hereof;

(e) there shall not have been or occurred any Material Adverse Change;

(f) the Seller shall have obtained all consents and waivers referred to in Section 4.3 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement;

(g) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(h) the name of the Seller shall have been changed to a name that do not include the word “Halcyon”;

(i) the shareholders of Seller shall have approved this Agreement and the transactions contemplated by this Agreement; and

6.2 Conditions Precedent to Obligations of the Seller.

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

(a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

(b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(d) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c);

(e) the shareholders of Seller shall have approved this Agreement and the transactions contemplated by this Agreement;

(f) the Seller shall have received the written resignations of each officer and director of the Seller; and

(g) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Selleror the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

(h) Seller shall have received the Note and the Indemnification.

ARTICLE VII
INDEMNIFICATION

7.1 Indemnification.

(a) Subject to Section 7.2 hereof, the Purchaser and Gregory D. Cohen hereby agree to indemnify and hold the Seller, and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the " Indemnified Parties") harmless from and against:

(i) any and all liabilities of the Seller of every kind, nature and description, absolute or contingent, existing as against the Seller prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date;

(ii) subject to Section 7.2, any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 5 of this Agreement, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct in all respects as of the date made;

(iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement;

(iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

(b) Subject to Section 7.2, the Seller hereby agrees to indemnify and hold the Purchaser and their respective Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

(i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the shareholders of Alliance Network Communications, Inc. (the “Shareholders”) in that certain Share Exchange Agreement (the “Exchange Agreement”) of even date herewith between Holdings and the Shareholders to be true and correct as of the date made;

(ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Shareholders under the Exchange Agreement; and

(iii) any and all Expenses incident to the foregoing.

7.2 Limitations on Indemnification for Breaches of Representations and Warranties.

An indemnifying party shall not have any liability under Section 7.1(a), other than 7.1(a)(i), or Section 7.1(b) above unless the aggregate amount of Losses and Expenses to the indemnified parties finally determined to arise thereunder exceeds $5,000 (the “Basket”) and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of $5,000 (the “Deductible”).

7.3 Indemnification Procedures.

(a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 7.1 hereof (regardless of the Basket or the Deductible referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party.  The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so.  If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills.  If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

ARTICLE VIII
MISCELLANEOUS

8.1 Payment of Sales, Use or Similar Taxes.

All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Purchaser.

8.2 Survival of Representations and Warranties.

The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto shall terminate unless within twenty four (24) months after the Closing Date written notice of such claims is given to the Seller or such actions are commenced. Nothing in this Section 8.2 shall limit or otherwise affect the indemnification of Section 7.1(a)(i).

8.3 Expenses.

Except as otherwise provided in this Agreement, the Purchaser shall bear the expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Seller bear any of such costs and expenses.

8.4 Specific Performance.

The Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Seller under this Agreement, including, without limitation, the Seller’s obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith, so long as Purchaser has otherwise complied with all of its undertakings, warranties, indemnifications and representations contained herein. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

8.5 Further Assurances.

The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

8.6 Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.10.

8.7 Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.8 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8.9 Headings.

The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

8.10 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(a)	Holdings and the Seller:

Halcyon Jets Holdings, Inc.
336 West 37th Street
Eighth Floor
New York, New York 10018

Copy to:

W. Raymond Felton
Greenbaum, Rowe, Smith & Davis LLP
P.O.Box 5600
99 Wood Avenue South
Woodbridge, New Jersey 07095

(b)	Purchaser:
18 Hearthstone Terrace
Livingston, New Jersey 07039

Copy to:

David Schrader, Esq.
Schrader & Schoenberg, LLP
711 Third Avenue
New York, New York 10017

8.11 Severability.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

8.12 Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

[Signature page follows]

HALCYON JETS HOLDINGS, INC.

By:	/s/ Jan E. Chason
Name: Jan E. Chason
Title: Chief Financial Officer

HALCYON JETS, INC.

By:	/s/ Jan E. Chason
Name: Jan E. Chason
Title: Chief Financial Officer

HALCYON JETS ACQUSITION GROUP, LLC

By:	/s/
Name: Gregory D. Cohen
Title: Managing Director

AS TO ARTICLE VII ONLY:

By:	/s/ Gregory D. Cohen
Name: Gregory D. Cohen

APPENDIX C

To Be Supplied

C-1

APPENDIX D

ALLIANCE NETWORKS COMMUNICATIONS HOLDINGS, INC AND SUBSIDIARY
PRO FORMA UNAUDITED FINANCIAL STATMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of Alliance Networks Communications, Inc. (“the Company”) by Alliance Networks Communications, Holdings, Inc. (formerly Halcyon Jets Holdings, Inc.) (“Holdings”) and are based on the estimates and assumptions set forth herein and in the notes to such pro forma statements.

On July 1, 2009, the Company entered into a Share Exchange Agreement by and among Holdings and the Shareholders of the Company and upon the closing of the transaction, the Company will become a wholly-owned subsidiary of Holdings.   In accordance with the exchange agreement the shareholders of the Company will exchange all their shares in the Company for an aggregate of 18,266,667 shares of common stock of Holdings, which represents 91.4 % of the voting shares outstanding.

Contemporaneously with the closing of the transaction, Holdings will sell all its shares in Halcyon Jets, Inc. (“HJI”) to a company controlled by Holdings’ former Chief Executive Officer for (i) $100,000, in the form of a note payable after ten years with interest at 2 % per year; (ii) the assumption of all Holdings’ liabilities; and (iii) the cancellation of Holdings’ obligation to pay the former Chief Executive Officer $600,000 on the change of control.

The transaction is being accounted for as a reverse acquisition and a recapitalization. The Company is the acquirer for accounting purposes.

The following unaudited pro forma financial information for the three months ended April 30, 2009 gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at April 30, 2009 assumes the effects of the above as if these transactions had occurred as of April 30, 2009. In addition, on August , 2009 Holdings will undertake a 1-for-15 reverse stock split of the common stock outstanding in accordance with the approval of Holdings’ stockholders on July 1, 2009. As a result of the reverse stock split, every fifteen shares of Holdings’ common stock were combined into one share of common stock. The reverse stock split affects all Holdings’ common stock, stock options and warrants outstanding immediately prior to the effective date of the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole number of shares.  All amounts of Holdings’ common stock have been retroactively restated throughout the pro forma financial information to give effect to the 1-for-fifteen reverse stock split.

ALLIANCE NETWORKS COMMUNICATIONS HOLDINGS, INC AND SUBSIDIARY
PRO FORMA UNAUDITED FINANCIAL STATMENTS

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunction with Holdings’ unaudited financial statements as of and for the three months ended April 30, 2009 (included in Holdings’ Quarterly Report on Form 10-Q filed on June 15, 2009) and the historical financial statements of the Company for the period April 10, 2009 (inception) through May 30, 2009 included in this Report.

The unaudited pro forma consolidated financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of our future results.

ALLIANCE NETWORKS COMMUNICATIONS HOLDINGS, INC AND SUBSIDIARY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
April 30, 2009

	Historical		Adjustments
	Holdings	Company	(a)	(b)	Consolidated
ASSETS

CURRENT ASSETS
Cash	$234,169	$-	$-	$(234,169)	$-
Cash- restricted	529,309			(529,309)	-
Note receivable				100,000	100,000
Accounts receivable	88,348	-		(88,348)	-
Prepaid expenses	115,320	-	-	(115,320)	-
Total Current Assets	967,146	-		(867,146)	100,000

PROPERTY AND EQUIPMENT - net	285,266	-		(285,266)	-
OTHER ASSETS	177,522	-	-	(177,522)	-
Total Assets	$1,429,964	$-	$-	$(1,329,964)	$100,000

LIABILITIES AND STOCKHOLDERS' DEFICENCY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,025,638			$(2,025,638)	$-
Notes payable	427,651			(427,651)	-
Director loan		$2,400			2,400
Accrued excise taxes	51,451			(51,451)	-
Deferred revenues	461,255			(461,255)	-
Total Current Liabilities	2,965,995	2,400		(2,965,995)	2,400

STOCKHOLDERS’ DEFICIENCY
Preferred stock – Series A	21				21
Common stock	1,710	100	18,167		19,977
Additional paid-in capital	8,593,125	-	(8,513,023)		80,102
Deferred compensation	(35,417)		35,417		-
Accumulated deficit	(10,095,470)	(2,500)	8,459,439	1,636,031	(2,500)
Total Stockholders' Deficiency	(1,536,031)	(2,400)	-	1,636,031	97,600
Total Liabilities and Stockholders' Equity	$1,429,964	$-	$-	$(1,329,964)	$100,000

ALLIANCE NETWORKS COMMUNICATIONS HOLDINGS, INC AND SUBSIDIARY
UNAUDITED PRO FORMA CONSOLIDTED STATEMENT OF OPERATIONS
Three Months Ended April 30, 2009

	Historical		Adjustments
	Holdings	Company	(a)	(b)	Consolidated

Revenues	$4,602,480	$-		$(4,602,480)	$-

Operating costs and expenses
Cost of revenues	3,698,291	-		(3,698,291)	-
Compensation and benefits	922,027	-		(922,027)	-
Other operating costs	489,802	2,500		(489,802)	2,500
Depreciation and amortization	38,651	-		(38,651)	-

Total operating costs and expenses	5,148,771	2,500		(5,148,771)	2,500

Operating loss	(546,291)	$(2,500)		546,291	(2,500)
Interest expense -net	24,243			(24,243)	-
Net loss	$(570,534)	$(2,500)		$570,534	$(2,500)
Basic and diluted net loss per share	$(.33)				$-

Weighted average share outstanding - basic and diluted	1,709,778				18,380,652

ALLIANCE NETWORKS COMMUNICATIONS HOLDINGS, INC AND SUBSIDIARY

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1. Accounting Treatment Applied as a Result of this Acquisition and Related Transactions

The acquisition is being accounted for as a reverse acquisition and recapitalization. The Company is the acquirer for accounting purposes. Holdings is the issuer. Accordingly, the Company’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the transaction. The accumulated deficit of the Company is carried forward after the acquisition. Operations prior to the acquisition are those of the Company. Earnings per share for the period prior to the acquisition are restated to reflect the equivalent number of shares outstanding. All Company common stock amounts have been retroactively restated throughout the pro forma financial information to give effect to the 1-for-seven reverse stock split to be effectuated in August 2009.

Note 2. Adjustments

(a)
To reflect the recapitalization impact on stockholders’ equity resulting from the exchange by the shareholders of the Company of all their shares in the Company for an aggregate of 18,266,667 shares of common stock of Holdings.

(b)
To reflect the Holdings sale of sell all its shares in HJI to a company controlled by Holdings’ former Chief Executive Officer for (i) $100,000, in the form of a note payable after ten years with interest at 2 % per year, (ii) the assumption of all Holdings’ liabilities by the purchaser and (iii) the cancellation of Holdings’ obligation to make a payment to the former Chief Executive Officer on the change of control.

APPENDIX E

ALLIANCE NETWORKS COMMUNICATIONS INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
May 31, 2009

INDEPENDENT AUDITORS’ REPORT

To the Director
Alliance Networks Communications, Inc.

We have audited the accompanying balance sheet of Alliance Networks Communication, Inc., a development stage company, (a Nevada corporation) as of May 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception (April 10, 2009)  to May 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Networks Communications, Inc. as of May 31, 2009, and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Berman Hopkins Wright & LaHam, CPAs and Associates, LLP

July 9, 2009
Winter Park, Florida

ALLIANCE NETWORKS COMMUNICATIONS INC. (A Development Stage Company) BALANCE SHEET May 31, 2009
ASSETS
Current Assets	$0
Total Current Assets	0

Fixed Assets	0

Total Assets	$0

CURRENT LIABILITIES
Director Loan	$2,400
Total Current Liabilities	2,400

Long-term Liabilities	0

Total Liabilities	2,400

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock, par value $0.0001 per share, 1,000,000 shares authorized, issued and outstanding as of May 31, 2009	100
Accumulated Loss During the Development Stage	(2,500)
Total Stockholders Equity (Deficit)	(2,400)

Total Liabilities and Stockholders’ Equity (Deficit)	$0

The accompanying notes are an integral part of these financial statements.

ALLIANCE NETWORKS COMMUNICATIONS INC. (A Development Stage Company) STATEMENT OF OPERATIONS From Inception (April 20, 2009) to May 31, 2009
REVENUE	$0

EXPENSES
Professional Fees	2,500
Total Expenses	2,500

Net Income (Loss)	$(2,500)

Basic & Diluted (Loss) Per Common Share	$(0.0025)

Weighted Average Number of Common Shares Outstanding	1,000,000

The accompanying notes are an integral part of these financial statements.

ALLIANCE NETWORKS COMMUNICATIONS INC. (A Development Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) From Inception (April 20, 2009) to May 31, 2009

	Common Stock Shares	Common Stock Amount	Paid In Capital	Deficit Accumulated During Development Stage	Total Equity (Deficit)

Common Stock Issued to Founders for Cash on April 20, 2009	1,000,000	$100	$0	$0	$100

Net (Loss) for period ended May 31, 2009	-	-	-	(2,500)	(2,500)

Balance, May 31, 2009	1,000,000	$100	$0	$(2,500)	$(2,400)

The accompanying notes are an integral part of these financial statements.

ALLIANCE NETWORKS COMMUNICATIONS INC. (A Development Stage Company) STATEMENT OF CASH FLOWS From Inception (April 20, 2009) to May 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(2,500)
Net Cash Used by Operating Activities	(2,500)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used by Investing Activities	0

CASH FLOWS FROM FINANCING ACTIVITIES
Cash Paid for Common Stock	100
Director Loan	2,400
Net Cash Provided by Financial Activities	2,500

Net change in cash	0

Cash/Cash Equivalents, Beginning of Period	0

Cash/Cash Equivalents, End of Period	$0

The accompanying notes are an integral part of these financial statements.

ALLIANCE NETWORKS COMMUNICATIONS INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2009

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization of Business

Alliance Networks Communications, Inc. (the "Company"), a development stage company, was organized under the laws of the State of Nevada on April 20, 2009. The Company's activities, to date, have been organizational in nature, and have been directed towards the raising of capital and to discussions of potential business combinations.

Presentation

The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements presented are those of a development stage company under the provisions SFAS No. 7, Accounting and Reporting by Development Stage Enterprises, as the Company’s planned operations have not commenced.

Use of Estimates

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Organization Costs

Organization costs are expensed as incurred.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income (loss). The Company did not have any components of comprehensive income (loss) to report.

Fixed Assets

Property and equipment will be recorded at cost less accumulated depreciation. Depreciation and amortization on property and equipment will be determined using the straight-line method over the estimated useful lives of the assets.

Impairment of Long-Lived Assets

The Company will reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company will use an estimate of future undiscounted net cash flows of the related asset or group of assets over the estimated remaining life in measuring whether the assets are recoverable. If it is determined that an impairment loss has occurred based on expected cash flows, such loss will be recognized in the statement of operations.

Loss per Common Share

The computation of basic loss per common share is computed using the weighted average number of common shares outstanding during the period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus common stock equivalents which would arise from their exercise.  No common stock equivalents were outstanding during the period under audit.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The fair value of all financial instruments approximates carrying value.

Provision for Income Taxes

Deferred income taxes result from temporary differences between the basis of assets and liabilities recognized for differences between the financial statement and tax basis thereon, and for the expected future tax benefits to be derived from net operating losses and tax credit carry forwards. The Company has $2,400 of accumulated net operating losses as of May 31, 2009, and a valuation allowance equal to the tax benefit of the accumulated net operating losses has been established since it is uncertain that future taxable income will be realized during the applicable carry-forward periods.

The Company applies the provisions of FASB, Interpretation No. 48, or FIN 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

When applicable, the Company will include interest

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The impact of this standard cannot be determined until the transactions occur.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement also amends certain of ARB 51's consolidation procedures for consistency with the requirements of SFAS 141(R). In addition, SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. The provisions of SFAS 160 are effective for fiscal years beginning March 1, 2009. Earlier adoption is prohibited. The Company is currently assessing the financial impact of SFAS 160 on its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS No. 161 amends and expands the disclosure requirements ofSFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" to require qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative agreements. The Statement was effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The impact of this standard cannot be determined until the transactions occur.

In May 2008, the FASB issued FASB FSP APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)". FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  Such separate accounting also requires accretion of the resulting discount on the liability component of the debt to result in interest expense equal to an issuer's nonconvertible debt borrowing rate. In addition, the FSP provides for certain changes related to the measurement and accounting related to derecognition, modification or exchange. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  The impact of this standard cannot be determined until the transactions occur.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles."  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS No. 162, which is effective for fiscal years ending after September 15, 2009, is not expected to have a material impact in the financial statements of the Company.

NOTE 2 – RELATED PARTY TRANSACTIONS

The $2,400 director loan is non interest bearing and due upon demand.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SUBSEQUENT EVENT

On July 1, 2009, the shareholders of the Company entered into an agreement to exchange their shares in the Company for 274,000,000 shares of Halcyon Jets Holdings, Inc., a publicly traded company (“HJHO”), as a result of which the Company will become a wholly-owned subsidiary of HJHO.  HJHO also will sell all of its interests in a current operating subsidiary, Halcyon Jets, Inc., to the current Chief Executive Officer of HJHO; will change its name to Alliance Communications Holdings, Inc.; and will then undertake a 1 for 15 reverse stock split of the HJHO shares. The shares received by the Company’s shareholders will represent 91.4 percent of the resulting issued and outstanding shares of HJHO. The current Board of Directors of the Company will become the directors of HJHO at closing of the transactions.  The transactions are all subject to approval by the shareholders of HJHO, and shareholders representing a majority of the outstanding voting shares of HJHO have approved the transactions.    HJHO will file a Form 14C Information Statement with the SEC and the transactions will close on the effectiveness of that Form 14C, the mailing of the Information Statement to the shareholders of HJHO, and the running of the 20 day period following the mailing of the Information Statement.